Exhibit 24.1
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of FERRO CORPORATION, an Ohio corporation (the “Corporation”), hereby constitutes and appoints James F. Kirsch, Mark H. Duesenberg and Sallie B. Bailey, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity and debt securities of the Corporation, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 6th day of August, 2009.

/s/ James F. Kirsch	/s/ Sandra Austin Crayton
James F. Kirsch, Chairman, President and Chief Executive Officer (Principal Executive Officer)	Sandra Austin Crayton, Director

/s/ Sallie B. Bailey	/s/ Richard J. Hipple
Sallie B. Bailey, Vice President and Chief Financial Officer (Principal Financial Officer)	Richard J. Hipple, Director

/s/ Nicholas Katzakis	/s/ Jennie S. Hwang
Nicholas Katzakis, Chief Accounting Officer (Principal Accounting Officer)	Jennie S. Hwang, Director

/s/ Michael H. Bulkin	/s/ William B. Lawrence
Michael H. Bulkin, Director	William B. Lawrence, Director

/s/ Michael F. Mee	/s/ William J. Sharp
Michael F. Mee, Director	William J. Sharp, Director

/s/ Perry W. Premdas	/s/ Dennis W. Sullivan
Perry W. Premdas, Director	Dennis W. Sullivan, Director